Exhibit 28(p)(2)

CODE OF ETHICS OF

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Revised July 24, 2019

I.	Introduction

This Code of Ethics of Fairholme Capital Management, L.L.C. (the “Adviser”) has been adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”). It sets forth the standards of business conduct expected of the Adviser’s Supervised Persons and reflects the Adviser’s fiduciary obligations to its clients, including Fairholme Funds, Inc. (the “Company”) and each of its series (each, a “Fund” and collectively, the “Funds”). It also sets forth policies and procedures that are designed to ensure that persons subject to this Code of Ethics do not use any investment related information of the Adviser’s clients for personal gain or in a manner detrimental to the interests of the clients.

II.	General Principles

The Adviser and its Supervised Persons must (i) put the interests of the Adviser’s clients before their own personal interests; (ii) act honestly and fairly in all respects in dealings with clients; and comply with all applicable Federal Securities Laws. In recognition of the Adviser’s fiduciary duty to its clients and the Adviser’s desire to maintain its high ethical standards, this Code of Ethics contains provisions designed to prevent improper personal trading, identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of the Adviser’s clients.

This Code of Ethics incorporates the following general principles, which shall govern the conduct of the Adviser and its Supervised Persons. The Adviser and its Supervised Persons:

(1)	owe a fiduciary obligation to the Adviser’s clients, including the Company;

(2)	have the duty at all times to place first the interests of the Adviser’s clients, including the Funds;

(3)	must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person’s position of trust and responsibility;

(4)	should not take inappropriate advantage of their positions in relation to the Adviser’s clients, including the Funds; and

(5)	must comply with applicable Federal Securities Laws.

III.	Definitions

This Code of Ethics uses the following defined terms.

“Access Person” means any Supervised Person (i) who has access to nonpublic information regarding any clients’ purchase or sale of Securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or (ii) who is involved in making Securities recommendations to clients, or who has access to such recommendations that are nonpublic.

“Administrator” of this Code of Ethics means the Chief Compliance Officer (“CCO”) of the Adviser.

“Automatic Investment Plan” means a program in which regular, periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan or a scheduled contribution of a predetermined amount to a 401(k) or other formal retirement plan.

“Beneficial Ownership”, which is to be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, means ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest, other than the receipt of an advisory fee.

Beneficial Ownership of an account or Security by an Access Person includes ownership of an account or Security by:

(i)	the Access Person’s spouse (other than a legally separated or divorced spouse of the person) and minor children;

(ii)

any other immediate family members who lives in the Access Person’s household, including stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-laws, daughters-in-law, brothers-in-law, sisters-in-law and adoptive relationships;

(iii)

any person to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services; and

(iv)

any partnership, corporation or other entity (except for a pooled investment vehicle managed by the Adviser that is deemed to be a client) in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person exercises effective control.[1]

“Clearing Officer” means any officer of the Adviser, and any member of the Adviser’s compliance personnel who is not:

(i)	party to the transaction;

(ii)	related by blood or marriage to a party to the transaction; and

(iii)	interested in or affiliated persons of the issuer of the securities at issue.

“Control” means the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting Securities of a company shall be presumed to control such company.

“Federal Securities Laws” mean the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “SEC” or the “Commission”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder.

[1]

Notwithstanding the above, the private funds for which the Adviser serves as investment manager or investment adviser and a related person of the Adviser serves as general partner are deemed to be client accounts (and not personal accounts) for purposes of this Code of Ethics.

“Initial Public Offering or IPO” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act or to Rules 504, 505 or 506 under the Securities Act.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell the security.

“Reportable Fund” means any investment company registered under the 1940 Act for which the Adviser serves as investment adviser or any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

“Security” has the meaning given to the term under Section 2(a)(36) of the 1940 Act, except that it does not include:

(i)	direct obligations of the Government of the United States;

(ii)	banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	shares issued by money market funds; and

(iv)	shares issued by open-end funds, other than Reportable Funds and exchange-traded funds.

This definition of security is a broad definition. It includes most kinds of investment instruments, such as:

(i) shares of exchange-traded funds (“ETFs”) and exchange traded notes (“ETNs”) (unless the ETFs and ETNs reference a broad-based index (e.g., S&P 500), a volatility index, currency or currencies, or a commodity or commodity index);

(ii)	futures contracts and options on securities, on indexes and on currencies;

(iii)	investments in private investment funds and hedge funds; and

(iv)	investments in foreign unit trusts and foreign mutual funds.

A “Security held or to be acquired” by a client or a Fund means:

(i)	any Security, within the most recent 15 calendar days, is or has been held by a client or the Fund, or is being or has been considered by the Adviser for purchase by a client or the Fund; and

(ii)	any option to purchase or sell, and any Security convertible into or exchangeable for, any Security described above in (i).

A Security is “being purchased or sold” by a client or the Fund from the time an order is given by or on behalf of the client or the Fund to the trading desk of the Adviser until the order is completed or withdrawn.

A Security is “being considered for purchase or sale” by a client or Fund when the Security is subject to active analytical review by the Adviser in anticipation of developing or refining an investment opinion.

“Supervised person” means any member, partner, director (or other person occupying a similar status or performing similar functions), officer or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

IV.	Prohibited Activities

A.	Fraud, Deceit and Manipulation

The specific provisions and reporting requirements of this Code of Ethics are concerned primarily with the investment activities of Access Persons who may benefit from or interfere with the purchase or sale of portfolio securities by the Adviser’s clients, including the Funds.

Supervised Persons are prohibited from engaging in any conduct that is deceitful, fraudulent, or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of Securities by a client. Supervised Persons are also prohibited from using any information concerning a client’s investments or the Adviser’s investment intentions with respect to a client for such Supervised Person’s personal gain or in a manner that is or may be detrimental to the interests of clients. In addition, Supervised Persons may not use their ability to influence the Adviser’s investment intentions with respect to a client for such Supervised Person’s personal gain or in a manner that is or may be detrimental to the interests of clients.

In addition, no Supervised Person shall, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by a client:

(i)	employ any device, scheme or artifice to defraud the client;

(ii)

make any untrue statement of material fact or omit to state any material fact to the client necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the client; or

(iv)	engage in any manipulative practice with respect to the client.

Supervised Persons must report any violation of this Code of Ethics promptly to the Administrator.

B.	Gifts

The Adviser has a separate policy regarding gifts and business entertainment, a copy of which is included in the Compliance Manual as Appendix H2.

C.	Service as a Director to Public Companies and Outside Business Activities

Supervised Persons may not serve on the board of directors of any publicly traded company (excluding charitable organizations), without prior authorization of the Adviser, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Adviser’s clients, including the Funds, and Fund shareholders. Supervised Persons may not accept compensation for service as a director, except that the Supervised Person may be reimbursed for expenses, including but not limited to travel expenses, associated with such service. Depending on the circumstances of the board service, the Supervised Person serving as a director may be isolated from other Supervised Persons who make investment decisions involving that company through information barriers or other procedures. Supervised Persons must report to the Adviser any outside business activity.

D.	Transactions in Securities on the Restricted List

From time to time, a Supervised Person may obtain material, non-public information or establish special or “insider” relationships with one or more issuers of securities (e.g., such Supervised Person may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.) or the Adviser may enter into non-disclosure/confidentiality agreements with issuers of securities in which one or more clients may invest. As a result of these and other circumstances, the Adviser maintains a Restricted List containing the names of issuers whose securities are not eligible for purchase or sale by Supervised Persons and/or client accounts. The Adviser’s CCO is responsible for maintaining and updating the Restricted List and will advise Supervised Persons, including the Adviser’s traders, in writing when any issuer is added to or deleted from the Restricted List.

Except as otherwise permitted by the CCO, Supervised Persons are prohibited from trading, either personally or on behalf of client accounts, in any security of an issuer appearing on the Restricted List. In furtherance of this prohibition, the Adviser’s Chief Administrative Officer (“CAO”) will place a “hold” in the Adviser’s portfolio management system on any such security.

Access Persons must obtain prior written approval from the CCO before entering into a transaction in a security on the Restricted List. This pre-approval is required for trading in both personal accounts and client accounts. A copy of such written approval must be provided to the CAO.

E.	Ban on Short-Term Trading Profits

An Access Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security (including shares of a Reportable Fund) within sixty (60) calendar days, unless such person has complied with Section V of this Code of Ethics. Any profits realized from short-term trading in violation of this provision shall be disgorged.

V.	Advanced Clearance of Personal Securities Transactions

A.	Advanced Clearance Requirement

An Access Person may not conduct a transaction with respect to any Security in which such person has (or by reason of the transaction acquires) Beneficial Ownership, unless such person obtains advance written clearance of such transaction by a Clearing Officer. This requirement also applies to the acquisition of the Beneficial Ownership of any Security offered in an Initial Public Offering or a Limited Offering.

NOTE: Advance written authorization is not required for transactions in direct obligations of the Government of the United States; banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; and shares issued by open-end funds, other than Reportable Funds and exchange-traded funds.

B.	Procedures

An Access Person seeking the advance written clearance of a transaction must complete and sign a form approved for that purpose by the Adviser, which form shall set forth the details of the proposed transaction. Examples of clearance forms are attached to this Code of Ethics as Schedule A and Schedule A2 (the “Clearance Form”). The Clearing Officer authorizing the transaction shall affix his or her signature to the Clearance Form to indicate such approval.

Advance written clearance of a transaction must be obtained not more than five (5) days prior to the transaction, except as provided below. If the approved transaction is not made within five (5) days of the date of clearance, a new clearance must be obtained unless the Access Person has advised the Clearing Officer that the transaction may require more than five (5) days to execute and the Clearing Officer has approved the transaction and the period during which it may be executed (e.g., 30 days). The Clearing Officer may revoke the approval of a transaction that may require more than five (5) days to execute (an “Extended Transaction”) at any time and for any reason.

C.	Factors Considered in Clearance of Personal Transactions

When considering whether to authorize a personal securities transaction, including an Extended Transaction, the Clearing Officer will consider, among other factors, whether the investment opportunity should be reserved for the Adviser’s clients, including one or more Funds, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser. If the Clearing Officer finds that the investment opportunity should be reserved to the Adviser’s clients, including one or more Funds, or that the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser, the Clearing Officer shall refuse permission for the Access Person to enter into the transaction. The Clearing Officer may refuse to grant clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.

In addition to the factors discussed above, the Clearing Officer will consider the following factors in determining whether or not to authorize a proposed transaction, including an Extended Transaction:

(i)	Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security at issue;

(ii)

Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales of the same or similar Security being purchased or sold by a client, or being considered by the Adviser for purchase or sale by a client; and

(iii)	Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by a client.

D.	Exempt Transactions

The requirements of Section V of this Code of Ethics shall not apply to the following transactions (except for transactions involving Securities offered in an IPO or Limited Offering):

(i)

Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account to satisfy a bona fide margin call;

(ii)	Purchases that are part of an Automatic Investment Plan;

(iii)

Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

(iv)	Transactions effected for any account over which the Access Person has no direct or indirect influence or control (see Section VI.B below) (each, a “Non-Controlled Account”); and

(v)

Transactions in accounts advised by registered advisers that utilize proprietary software to automatically invest client assets in diversified investment portfolios (e.g., Betterment, Wealthfront) (“robo-adviser accounts”), provided that (a) the CCO pre-approves the use of the robo-adviser accounts and the asset allocations provided by the Access Person to such adviser; and (b) the Access Person provides the transaction and holding reports required by Section VI.A of this Code.

VI.	Reporting

A.	Holdings Reports of Access Persons

Each Access Person must provide to the Administrator the following reports:

(1)	New or Modified Accounts

Each Access Person must notify the CCO promptly of any new accounts, or any existing account that has been moved to a different broker or custodian.

(2)	Initial Holdings Report

Not later than ten (10) days after a person becomes an Access Person, such person must complete, sign and deliver to the Administrator an Initial Holdings Report, a form of which is attached hereto as Schedule B. The information contained in the report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person.

In the Initial Holdings Report, the Access Person will be required to provide the following information:

(A)	The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(B)

The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit (e.g., Beneficial Ownership) of the Access Person as of the date the person became an Access Person; and

(C)	The date that the report is submitted by the Access Person.

NOTE: Reporting is not required for transactions in direct obligations of the Government of the United States; banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; and shares issued by open-end funds, other than Reportable Funds and exchange-traded funds.

(3)	Quarterly Securities Transactions Report

Not later than twenty (20) days after the end of each calendar quarter, each Access Person must submit a written Quarterly Securities Transactions Report (“Quarterly Transaction Report”), a form of which is attached hereto as Schedule C, or a report containing the equivalent information to the Administrator regarding any transaction during the previous calendar quarter in a Security in which the Access Person had any direct or indirect Beneficial Ownership.

In the Quarterly Transaction Report, the Access Person will be required to provide the following information:

(A)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(B)	The nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition);

(C)	The price of the Security at which the transaction was effected;

(D)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(E)	The date that the report is submitted by the Access Person.

(F)

With respect to any account established by the Access Person in which any securities were held during the previous quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report must also contain the following information:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account; and

(ii)	The date the account was established.

If an Access Person had no reportable transactions or did not open a new account during the quarter, such person is still required to submit a report. The report must indicate that there were no reportable transactions conducted and no new accounts established during the quarter.

(4)	Annual Securities Holdings Report

Not later than thirty (30) days after the end of the calendar year end, each Access Person must submit a written Annual Securities Holdings Report (“Annual Holdings Report”), a form of which is attached hereto as Schedule D, or a report containing the equivalent information to the Administrator. The information contained in the Annual Holdings Report must be current as of a date not more than thirty (30) days prior to the date the report was submitted.

In the Annual Holdings Report, the Access Person will be required to provide the following information:

(A)	The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

(B)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C)	The date that the report is submitted by the Access Person.

B.	Exemptions from Reporting

(1) An Access Person need not make any report with respect to transactions effected for, and Securities held in, a Non-Controlled Account. However, an Access Person shall provide, or cause to be provided, to the CCO the following with respect to any Non-Controlled Account:

(a)	Information about the trustee or third-party manager’s relationship to the Access Person;

(b)

Periodic certifications, forms of which are attached hereto as Schedules E3-A and E3-B, by the Access Person and (to the extent practicable) his/her trustees or discretionary third-party manager regarding the Access Person’s influence or control over the account. These certifications must be provided at the time the account is established and at least annually thereafter.

(2) An Access Person need not submit a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

C.	Responsibility to Report Holdings

The responsibility for taking the initiative to report is imposed on each Access Person. Any effort by the Adviser to facilitate the reporting process does not change or alter that responsibility.

VII.	Confidentiality

A.	Confidentiality of Personal Transactions

Except as otherwise provided herein, all personal securities transactions reports and any other information filed under this Code of Ethics will be treated as confidential, provided that such reports and related information may be produced to the SEC and other regulatory agencies.

B.	Confidentiality of Company Transactions

Until disclosed in a public report to Fund shareholders or to the SEC in the normal course of business, all information concerning Securities being considered for purchase or sale by any Fund shall be kept confidential by all Access Persons except as permitted by the Company’s Portfolio Disclosure Policy. It shall be the responsibility of the Administrator to report any non-public portfolio holding disclosure by the Adviser to the Board of Directors of the Company (the “Board”) or any committee appointed by the Board to deal with such information.

VIII.	Compliance Certification

Every year, each Supervised Person must provide the Adviser with a written certification that he or she has received, read, understood and complied with the Code of Ethics of the Adviser and any amendments thereto. A form of compliance certification is attached to this Code of Ethics as Schedules E1 and E2.

IX.	Sanctions

Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Adviser as may be deemed appropriate under the circumstances to achieve the purposes of Rules 17j-1 under the 1940 Act and 204A-1 under the Advisers Act, and this Code of Ethics and may include fines, suspension or termination of employment, censure and/or restitution of an amount equal to the difference between the price paid or received by the applicable client, such as a Fund, and the more advantageous price paid or received by the offending person.

X.	Administration and Construction

The administration of this Code of Ethics shall be the responsibility of the CCO of the Adviser who shall serve as the Administrator of this Code of Ethics.

The duties of such Administrator shall include:

(1)	Maintenance of a current list of the names of all Access Persons;

(2)

Identifying all Access Persons who are required to make reports under this Code of Ethics, providing each Supervised Person with a copy of this Code of Ethics and any amendments thereto, and informing them of their duties and obligations thereunder;

(3)	Receiving certifications concerning Non-Controlled Accounts, forms of which are attached hereto as Schedules E3-A and E3-B;

(4)	Supervising the implementation of this Code of Ethics by the Adviser and the enforcement of the terms hereof by the Adviser;

(5)	Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

(6)	Comparing approved Clearance Forms and reports submitted pursuant to Section V of this Code of Ethics with the completed transactions of the Adviser’s clients, including the Funds.

(7)

Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation or waiver of this Code of Ethics, which is consistent with the objectives of the Rules and this Code of Ethics;

(8)

Conducting such inspections or investigations, including scrutiny of the forms and reports referred to in item (6) above, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board or any Committee appointed by the Board to deal with such information; and

(9)

Submitting a written, quarterly report to the Board that: (a) contains a description of any violation and the sanction imposed, transactions which suggest a possibility of a violation, any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics; and (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XI.	Required Records

The Administrator shall maintain or cause to be maintained at the Adviser’s principal place of business the following records and make these records available to the SEC or any representative of the SEC.

(1)	A copy of this and any other Code of Ethics adopted pursuant to the Rules which has been in effect during the past five (5) years must be maintained in an easily accessible place.

(2)

A record of any violation of this Code of Ethics and of any action taken as a result of such violation must be maintained in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurred.

(3)

A copy of each report and certification made by an Access Person pursuant to this Code, including any information provided in lieu thereof, must be maintained for at least five (5) years from the end of the fiscal year in which the report was made, the first two (2) years in an easily accessible place.

(4)

A record of all persons who are, or within the past five (5) years have been, required to submit reports under this Code of Ethics, and a record of all persons who are or were responsible for reviewing reports submitted under this Code of Ethics, must be maintained in an easily accessible place.

(5)

A copy of each written report submitted to the Board pursuant to Section X.(9) of this Code of Ethics must be maintained for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

(6)

A record of any decision and the reasons supporting the decision, to approve any transaction in a Security by an Access Persons must be maintained for at least five (5) years after the end of the fiscal year in which such approval is granted.

XII.	Amendments and Modifications

Any amendment or modification of this Code of Ethics must be in writing and approved by a majority vote of the Independent Directors of the Company.

SCHEDULE A

TRANSACTION CLEARANCE REQUEST FORM

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Pursuant to the requirements of Section V of the Code of Ethics (the “Code”) of Fairholme Capital Management, L.L.C. (the “Adviser”), I, _____________________, being an Access Person as that term is defined in the Code, hereby request that the Adviser approve the following transaction in Securities:

Name of Security:

Number of shares/principal amount:

Nature of transaction:

(e.g., purchase, sale or other type of acquisition or disposition)

Account Name:

Account Number:

Yes	No
The security described above represents an investment in an Initial Public Offering.
The security described above represents an investment in a Limited Offering.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Code, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers of the Adviser, will report all such transactions in accordance with the requirements of the Code, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than five (5) days after receiving clearance or will obtain a new clearance prior to executing the transaction, unless I have received approval from the Clearing Officer for an Extended Transaction.

Signature of Applicant	Printed Name of Applicant

After due consideration, the proposed transaction described above is APPROVED. If an Extended Transaction, the transaction must be completed within ___ days of this approval.

After due consideration, the proposed transaction is DENIED.

Signature of Clearing Officer	Date

Printed Name

Sch A-1

SCHEDULE A-2

EXPANDED TRANSACTION CLEARANCE FORM

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Pursuant to the requirements of Section V of the Code of Ethics (the “Code”) of Fairholme Capital Management, L.L.C. (the “Adviser”), I, _____________________, being an Access Person as that term is defined in the Code, hereby request that the Adviser approve the following transaction in Securities:

Name of Security:

Number of Shares / Principal Amount	Nature of Transaction	Account Name	Account Number

Yes	No
The security described above represents an investment in an Initial Public Offering.
The security described above represents an investment in a Limited Offering.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Code, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers of the Adviser, will report all such transactions in accordance with the requirements of the Code, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than five (5) days after receiving clearance or will obtain a new clearance prior to executing the transaction, unless I have received approval from the Clearing Officer for an Extended Transaction.

Signature of Applicant	Printed Name of Applicant

After due consideration, the proposed transaction described above is APPROVED. If an Extended Transaction, the transaction must be completed within ___ days of this approval.

After due consideration, the proposed transaction is DENIED.

Signature of Clearing Officer Date	Printed Name

Sch A-2

SCHEDULE B

INITIAL HOLDINGS REPORT

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

INSTRUCTION: Sign and return to the Administrator no later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed. If you do not own any Securities or accounts in which you have any direct or indirect Beneficial Ownership, write, “None.”

The following lists all holdings in Securities in which I had any direct or indirect Beneficial Ownership as of ________.

HOLDINGS IN SECURITIES

Description of Security	Number of Shares/Units	Per Unit Price	Total Amount	Account Title	Broker, Bank or Custodian

The following lists all accounts maintained by me in which I have any direct or indirect Beneficial Ownership and hold any securities, including those securities that are exempt from reporting. (Attach an additional sheet of paper if necessary.)

Name of Broker, Dealer or Bank

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than forty-five (45) days prior to the filing of this report.

Name:

Date:	Signature:

Sch B-1

SCHEDULE C

QUARTERLY SECURITIES TRANSACTIONS REPORT

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

INSTRUCTION: Complete, sign, and return to the Administrator not later than the 20th day of the month following the end of the calendar quarter.

1. Did you have reportable transactions in Securities in which you had direct or indirect Beneficial Ownership during the last calendar quarter? Note, transactions effected pursuant to an Automatic Investment Plan and transactions effected for, and Securities held in, any account over which the access person has no direct or indirect influence or Control are exempt from reporting.

☐	Yes, I had reportable transactions in Securities in which I had direct or indirect Beneficial Ownership.

☐	No, I did not have reportable transactions in Securities in which I had direct or indirect Beneficial Ownership.

2. If you answered ‘Yes’ to question 1, does the attached Transactions Report(s) contain all reportable transactions in Securities in which you had any direct or indirect Beneficial Ownership during the last calendar quarter? If you answered ‘No’ to question 1, please skip to question 3.

☐	Yes, I attest that the attached Transactions Report(s) contains all reportable transactions in Securities in which I had direct or indirect Beneficial Ownership during the previous calendar quarter.

☐

No, in addition to the attached Transactions Report(s), I had reportable transactions in the following Securities in which I had direct or indirect Beneficial Ownership during the previous calendar quarter:

Transaction Date	Nature of Transaction	Description of Security	Number of Shares/ Units	Per Unit Price	Total Amount	Account Title	Broker Executing Transaction

3. Did you established any new accounts in which you have direct or indirect Beneficial Ownership that hold any securities, including those securities that are exempt from reporting, during the last calendar quarter?

☐	Yes, I established the following accounts:

Name of Broker, Dealer or Bank	Date Account Established

☐	No, I did not establish any new accounts during the previous calendar quarter.

I, the undersigned, have reported to Fairholme Capital Management (the Adviser) all personal trades, if any, for myself, members of my household, and any other beneficial accounts under my control for the last quarter.

Name:

Date:	Signature:

Sch D-1

SCHEDULE D

ANNUAL SECURITIES HOLDINGS REPORT

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

INSTRUCTION: Sign and return to the Administrator no later than the 30th day after the Adviser’s fiscal year end. Use reverse side if additional space is needed. If you do not own any Securities or accounts in which you have any direct or indirect Beneficial Ownership, write, “None.”

The following lists all holdings in Securities in which I had any direct or indirect Beneficial Ownership as of _________.

HOLDINGS IN SECURITIES

Description of Security	Number of Shares/Units	Per Unit Price	Total Amount	Account Title	Broker, Bank or Custodian

The following lists all accounts maintained by me during the calendar year in which I had any direct or indirect Beneficial Ownership and held any securities, including those securities that are exempt from reporting. Please indicate if any accounts have been closed during the period of this report. (Attach an additional sheet of paper if necessary.)

Name of Broker, Dealer or Bank	Date Account Closed

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.

Name:

Date:	Signature:

Sch D-2

SCHEDULE E1

ACKNOWLEDGEMENT OF RECEIPT

OF CODE OF ETHICS OF

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Required Report for

Code of Ethics of Fairholme Capital Management, L.L.C.

I, _______________________, certify by my signature below as follows:

1.

I have received, read, and understood, and agree to comply with the Code of Ethics of Fairholme Capital Management, L.L.C. (the “Adviser”), as adopted on June 22, 2000 and amended through July 24, 2019 (the “Code”);

2.

I acknowledge that I am an “Access Person,” as such term is defined in the Code, and that Access Persons of the Adviser are generally required to make periodic reports of their securities transactions and securities holdings;

3.	I am subject to the reporting requirements of the Code;

4.

Following the end of each calendar quarter, I will receive a Quarterly Securities Transactions Report (the “Quarterly Transaction Report”) from the Adviser. I will complete and return the Quarterly Transaction Report to the Chief Compliance Officer not later than twenty (20) days after the end of each calendar quarter; and

5.	I will inform the Adviser of any change in my mailing address within ten (10) days of such change.

Name:

Date:	Signature:

Sch E1-1

SCHEDULE E2

ACKNOWLEDGEMENT OF RECEIPT

OF CODE OF ETHICS OF

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Required Report for

Code of Ethics of Fairholme Capital Management, L.L.C.

I, _______________________, certify by my signature below as follows:

1.

I have received, read, and understood, and agree to comply with the Code of Ethics of Fairholme Capital Management, L.L.C. (the “Adviser”), as adopted on June 22, 2000 and amended through July 24, 2019 (the “Code”);

2.	I acknowledge that I am a “Supervised Person,” as such term is defined in the Code.

3.	I will inform the Adviser of any change in my mailing address within ten (10) days of such change.

Name:

Date:	Signature:

Sch E2-2

SCHEDULE E3-A

CERTIFICATIONS FOR NON-CONTROLLED ACCOUNTS: ACCESS PERSON

Required Report for

Code of Ethics of Fairholme Capital Management, L.L.C.

I, _______________________, certify by my signature below as follows:

1.

I understand that Rule 204A-1 under the Investment Advisers Act of 1940, as amended, provides that a registered investment adviser must establish, maintain, and enforce a written code of ethics that requires, among other things, its directors, officers and partners and its supervised persons who have access to nonpublic information regarding securities transactions to report their personal securities holdings and transactions, and that subsection (b)(3)(i) of the rule provides an exception to these reporting requirements when an access person’s securities are held in accounts over which he or she has no direct or indirect influence or control.

2.	I acknowledge that I am an “Access Person,” as such term is defined in the Code.

3.

I maintain beneficial ownership of securities in the following account/accounts over which I have no direct or indirect influence or control for purposes of Rule 204A-1. I certify that (i) I have not suggested and will not suggest purchases or sales of investments to the trustee or third-party discretionary manager for the below account/accounts; (b) I have not directed and will not direct purchases or sales of investments for the below account/accounts; and (c) I have not consulted and will not consult with the trustee or third party discretionary manager of the below account/accounts as to the particular allocation of investments to be made in the below account/accounts.

List of Accounts

4.	I will inform the Adviser of any change to the foregoing within three (3) days of such change.

Name:

Date:	Signature:

Sch E2-3

SCHEDULE E3-B

CERTIFICATIONS FOR NON-CONTROLLED ACCOUNTS: TRUSTEE OR MANAGER

Required Report for

Code of Ethics of Fairholme Capital Management, L.L.C. (the “Adviser”)

I, _______________________, certify by my signature below as follows:

1.

I acknowledge that I am the trustee or manager of the accounts identified below with respect to which _____________________, an “Access Person” (as such term is defined in the Code of Ethics of the Adviser (the “Access Person”)), maintains beneficial ownership of securities.

2.

I certify that the Access Person (a) has not suggested purchases or sales of investments to [me/adviser] with respect to the account/accounts; (b) has not directed to me purchases or sales of investments with respect to the account/accounts; and (c) has not consulted with [me/adviser] as to the particular allocation of investments to be made in the account/accounts.

List of Accounts

[3.	I will inform the Adviser of any change to the foregoing within three (3) days of such change.]

Name:

Date:	Signature:

Sch E2-4